EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-34898, No. 333-34900, No. 333-34902, and No. 333-76022) and Forms S-3 (No. 333-88706 and No. 333-126528) of QuickLogic Corporation of our report dated March 16, 2006, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 16, 2006